Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
MICHAEL HANNA, derivatively on	:
behalf of HEMISPHERX BIOPHARMA,	:
INC.,	:
:
Plaintiff,	:
:
v.	:
:
WILLIAM A. CARTER, THOMAS K.	:	Lead Case No. 2:09-cv-06160-PD
EQUELS, IRAJ E. KIANI, WILLIAM M.	:
MITCHELL, DAVID R. STRAYER, and	:
RICHARD C. PIANI,	:
:
Defendants,	:
and	:
:
HEMISPHERX BIOPHARMA, INC.,	:
:
Nominal Defendant.	:
:

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF HEMISPHERX BIOPHARMA, INC. (“HEMISPHERX” OR “THE COMPANY”) COMMON STOCK AS OF DECEMBER 10, 2010 (“CURRENT HEMISPHERX SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF HEMISPHERX WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF HEMISPHERX COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Eastern District of Pennsylvania (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Hemispherx, Individual Defendants, and Hemispherx in connection with the consolidated shareholder derivative action entitled Hanna, et al. v. Carter, et al., Lead Case No. 2:09-cv-06160-PD, pending before the Court (collectively with Rank v. Carter, et al. 2:10-cv-262-PD, and Bonnet v. Carter, et al., 2:10-cv-326-PD, the “Action”).

Plaintiffs filed the Action derivatively on behalf of Hemispherx to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of December 10, 2010, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the Eastern District of Pennsylvania, James A. Byrne Federal Courthouse, 601 Market Street, Room 2609, Philadelphia, Pennsylvania 19106, and is also available for viewing on the websites of Robbins Umeda LLP at www.robbinsumeda.com and Hemispherx at www.hemispherx.net.

As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on       March 21, 2011      at 10:00 a.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court.  You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least ten (10) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Hemispherx Shareholder.

I.           BACKGROUND

According to its public filings, Hemispherx is a Philadelphia-based biopharmaceutical company engaged in the development of new drug entities for the treatment of viral and immune-based disorders, including Ampligen®, an experimental drug being developed for the treatment of chronic fatigue syndrome (“CFS”).  On July 7, 2008, the U.S. Food and Drug Administration (the “FDA” or “Agency”) accepted for substantive review the Company’s New Drug Application (“NDA”) for Ampligen® in the treatment of CFS.  Under the Prescription Drug User Fee Act (“PDUFA”), the original deadline for the FDA’s decision on the Ampligen® NDA was February 25, 2009.  In a February 18, 2009 press release, Hemispherx announced that the FDA had extended the PDUFA deadline for completing its review of the NDA until May 25, 2009.  In a May 26, 2009 press release, the Company reported, inter alia, that the FDA had advised “that it may require up to 1-2 additional weeks to take action beyond the scheduled [PDUFA] action date of May 25, 2009 on the [Ampligen® NDA].”  The FDA did not complete its review of the Ampligen® NDA until the end of November 2009 and, as Hemispherx announced on December 1, 2009, issued a Complete Response Letter to the Company, advising that the Agency could not approve the NDA at that time and outlining steps that Hemispherx needed to take to receive approval, including the design and completion of an additional clinical trial.

On December 29, 2009, plaintiff Michael K. Hanna filed a shareholder derivative action on behalf of Hemispherx under the caption, Hanna v. Carter, et al., 2:09-cv-06160-PD, alleging, inter alia, that the Individual Defendants breached their fiduciary duties to Hemispherx by causing the Company to issue a series of allegedly materially false and misleading statements and omissions between February 18, 2009 and December 1, 2009 regarding the timing and status of the FDA’s review of the Ampligen® NDA.  On January 21, 2010, and January 26, 2010, respectively, plaintiffs Robert Rank and Gary Bonnet filed substantially similar shareholder derivative complaints on behalf of Hemispherx.  These actions were captioned Rank v. Carter, et al. 2:10-cv-262-PD, and Bonnet v. Carter, et al., 2:10-cv-326-PD.  The Court subsequently consolidated all three derivative lawsuits, forming the Action.

On August 12, 2010, counsel for the Parties to the Action, among others, participated in an all-day mediation before retired U.S. District Court Magistrate Judge Diane M. Welsh (the “Mediation”).  Plaintiffs, as part of the settlement dialogue, issued a settlement demand to Defendants which included, among other things, proposed corporate governance reforms.  At the conclusion of the Mediation, however, the parties were not able to resolve the Action.

On September 15, 2010, Plaintiffs filed a consolidated complaint in the Action.  On October 18, 2010, Defendants filed a motion to dismiss the Action.  From the Mediation through November 5, 2010, the Parties to the Action continued to engage in arm’s-length settlement discussions, which ultimately culminated in an agreement in principle to resolve the Action.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action including, but not limited to: (1) inspecting, analyzing, and reviewing Hemispherx’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the various complaints in the Action, including a detailed consolidated complaint; (3) preparing a mediation brief and participating in the Mediation; (4) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (5) researching corporate governance issues; and (6) participating in extensive settlement discussions with counsel for the Defendants.  Plaintiffs’ Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Hemispherx, and Current Hemispherx Shareholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Hemispherx, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, the Individual Defendants and Hemispherx have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Hemispherx and Current Hemispherx Shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.      THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Paul S. Diamond on ____March 21, 2011 at 10:00 a.m. at the United States District Court for the Eastern District of Pennsylvania, James A. Byrne Federal Courthouse, located at 601 Market Street, Room 6613, Philadelphia, Pennsylvania 19106 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved.  The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.        THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at www.robbinsumeda.com and Hemispherx at www.hemispherx.net.  The following is only a summary of its terms.

Hemispherx’s Board of Directors (the “Board”) has agreed to adopt, or to maintain where already implemented, certain corporate governance measures set forth in full at Exhibit A attached to the Stipulation.  These corporate governance and internal control reforms include: (i) the establishment and maintenance of a Disclosure Controls Committee; (ii) amendment of the Company’s Audit Committee Charter to include oversight of the Disclosure Controls Committee; and (iii) the maintenance of a Lead Independent Director.  Hemispherx acknowledges that the Board’s decision to implement these corporate governance measures is substantially due to the institution, prosecution, and settlement of the Action.  Hemispherx further acknowledges that the corporate governance measures are significant and extensive and confer substantial benefits upon the Company and Current Hemispherx Shareholders.

VI.      DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice of all claims alleged by Plaintiffs against the Individual Defendants in the Action.

Upon the entry of the Final Order and Judgment, Plaintiffs, Hemispherx, and Current Hemispherx Shareholders, on behalf of themselves, and each of the Plaintiffs’ Released Persons, shall be deemed to have - and by operation of a final judgment in the Action shall have - released, waived, discharged, and dismissed any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Plaintiffs’ Released Claims, against Defendants and Defendants’ Released Persons.

Further, upon entry of the Final Order and Judgment, Defendants, on behalf of themselves, each of the Defendants’ Released Persons, shall be deemed to have - and by operation of a final judgment in the Action shall have - released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims, against Plaintiffs and Plaintiffs’ Released Persons.

VII.     ATTORNEYS' FEES AND EXPENSES

In recognition of the substantial benefits conferred upon Hemispherx and Current Hemispherx Shareholders as a result of the settlement of the Action, Hemispherx shall cause to be paid to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Action in the total amount of $200,000.  The Parties mutually agree that this Fee Award is fair and reasonable in light of the benefits bestowed upon Hemispherx and Current Hemispherx Shareholders by the Stipulation.  Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing.  To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action, nor have they been reimbursed for their out-of-pocket expenses incurred.  Plaintiffs’ Counsel believe that the Fee Award agreed to is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type.

VIII.    THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Hemispherx Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award should not be approved; provided, however, unless otherwise ordered by the Court, no Current Hemispherx Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least ten (10) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Hemispherx common stock through the date of the Settlement Hearing, including the number of shares of Hemispherx common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Hemispherx Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Hemispherx Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser	Robert L. Hickok
THE WEISER LAW FIRM, P.C.	PEPPER HAMILTON LLP
121 N. Wayne Avenue, Suite 100	3000 Two Logan Square
Wayne, PA 19087	18th and Arch Streets
Philadelphia, PA 19103
Counsel for Plaintiffs
Counsel for Defendants

Any Current Hemispherx Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.      CONDITIONS FOR SETTLEMENT

The settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; and (2) expiration of the time to appeal from or alter or amend the judgment.  If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of December 10, 2010.

X.        EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court's Office, U.S. District Court for the Eastern District of Pennsylvania, 601 Market Street, Room 2609, Philadelphia, Pennsylvania 19106, during business hours of each business day.  The Notice will also be available for viewing on the websites of Robbins Umeda LLP at www.robbinsumeda.com and Hemispherx at www.hemispherx.net.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

ROBERT B. WEISER
THE WEISER LAW FIRM, P.C.
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (610) 225-2677
Facsimile: (610) 225-2678

Counsel for Plaintiffs

PLEASE DO NOT TELEPHONE THE COURT OR HEMISPHERX

REGARDING THIS NOTICE.